EXHIBIT 10.2
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT
     This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT (this “Amendment and Consent”) is entered into as of April 28, 2008, by and between Max & Erma’s Restaurants, Inc., a Delaware corporation (the “Borrower”), and FriedbergMilstein Private Capital Fund I (the “Purchaser”).
RECITALS
     A. The Purchaser is the holder of all of the outstanding Notes issued pursuant to that certain Note Purchase Agreement, dated as of May 5, 2006, between the Borrower and the purchasers from time to time party thereto, as amended by the First Amendment to Note Purchase Agreement, dated as of October 26, 2007, between Borrower and Purchaser (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”).
     B. The Borrower desires to enter into an Agreement and Plan of Merger (the “Acquisition Agreement”) with a wholly-owned subsidiary (such subsidiary, the “Acquiror”) of Gary Reinert, Sr. (“Reinert”) and a newly formed, wholly-owned subsidiary of Acquiror (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Borrower (the “Merger”), with the Borrower surviving such Merger and becoming a wholly-owned subsidiary of Acquiror.
     C. Consummation of the Merger without the consent of the Purchaser is a violation of Section 8.1(d) of the Note Agreement.
     D. The Borrower has requested that the Purchaser consent to the consummation of the Merger and to certain waivers and modifications by the Senior Lender (as defined in the Note Agreement) and by the Investor.
     E. The Purchaser is willing to consent to the Merger and to such waivers and modifications by the Senior Lender and the Investor upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Borrower agree as follows:
     1. Definitions. Unless otherwise defined herein, initial capitalized terms have the meanings given to them in the Note Agreement.
     2. Amendments. Effective as of the Amendment Effective Date (as hereinafter defined), the Note Agreement is hereby amended as follows:
     (a) Section 3.1(c)(ii) of the Note Agreement is amended and restated to read in its entirety as follows:

     “(ii) If there shall occur a merger or consolidation of the Borrower or any of its Subsidiaries or a sale or divestiture of 25% or more of the Borrower’s or any of its Subsidiaries’ assets, or other transaction which effectively accomplishes such a sale or divestiture (other than a Change of Control), then upon the request of the Purchasers, the Borrower shall, (x) no later than sixty (60) days in the case of a merger of the Borrower in connection with a Reinert Acquisition and (y) on the closing date of the applicable transaction in all other cases, repurchase the Notes, together with accrued interest thereon to the date of such prepayment (including the aggregate amount of all Principal Increases), together with the applicable premium set forth in the table in Section 3.1(a).”
     (b) Section 3.1(c)(iii) of the Note Agreement is amended and restated to read in its entirety as follows:
     “(iii) If there shall occur a Change of Control, then upon the request of the Purchasers, the Borrower shall, (x) no later than sixty (60) days after the occurrence of such Change of Control in the case of a Reinert Acquisition and (y) immediately upon the occurrence of any other Change of Control, prepay the Notes in full at the greater of (1) the applicable percentage determined in accordance with Section 3.1(a) and (2) 101% of par (in either case, including the amount of all Principal Increases), together with accrued interest thereon to the date of such prepayment.”
     (c) A new Section 3.2(f) is added to the Note Agreement, which section shall read in its entirety as follows:
          “(f) If the Borrower shall fail to prepay the Notes in accordance with Section 3.2(c)(iii) above within ninety (90) days after a Reinert Acquisition, Borrower shall pay to the Purchasers on a pro rata basis on demand, in addition to any other amounts payable pursuant to this Agreement, including without limitation any amounts payable pursuant to Section 3.2(d), a late payment fee in an amount equal to two and one-half percent (2.50%) of the amount due pursuant to Section 3.2(d) and not paid.”
     (d) Section 12 of the Note Agreement is amended by inserting the following definitions in the proper alphabetical order therein:
     “Reinert” shall mean Gary Reinert, Sr., an individual with a mailing address of 2200 Spring Garden Avenue, 2nd Floor, Pittsburgh, Pennsylvania 15212.
     “Reinert Acquisition” shall mean an acquisition, directly or indirectly, by Reinert of all of the Capital Stock of the Borrower.
     (e) Section 7.18 of the Note Agreement is amended by replacing the existing section in it entirety with:
     “Borrower shall retain Rob Lindeman, Bill Niegsch and Mike Nahkunst as senior officers in their current capacities and with their current responsibilities, or shall replace any of the foregoing with an officer satisfactory to the Purchasers.”

     (f) Section 7.28 of the Note Agreement is amended to replace “June 30, 2008” in the last sentence therein with “September 30, 2008.”
     3. Consent.
     (a) Effective as of the Amendment Effective Date, the Purchaser hereby consents to the execution and delivery by the Borrower of the Acquisition Agreement (as hereinafter defined), and to the execution and delivery and performance of the Senior Waiver (as hereinafter defined) and the Malenick Waiver (as hereinafter defined) by the parties thereto. Without limiting the generality of the foregoing, the Purchaser specifically consents to the modification of the terms of the Malenick Loan as described in the Malenick Waiver and to the modification of the terms of the Senior Debt Documents as described in the Senior Waiver.
     (b) Effective as of the Merger Consent Date (as herein after defined), the Purchaser hereby (i) consents to the consummation of the Merger in accordance with the terms of the Acquisition Documents, as in effect on the Amendment Effective Date, and waives any provision of Section 8.1(d) of the Note Agreement to the contrary, and (ii) requests prepayment of the Notes in full pursuant to Section 3.1(c)(iii) of the Note Agreement as amended hereby within 60 days of the Merger Consent Date.
     4. Conditions to Effectiveness.
     (a) This Amendment and Consent shall become effective upon the satisfaction (or waiver by the Purchaser) of each of the following conditions (the first date on which said conditions have been so satisfied (or so waived), the “Amendment Effective Date”):
(i)	the Borrower and the Purchaser shall each have executed and delivered two originals of this Amendment and Consent;

(ii)	on the Amendment Effective Date, no Default or Event of Default shall exist;

(iii)	the Purchaser shall have received a copy of the Acquisition Agreement and each material agreement executed in connection therewith (collectively, the “Acquisition Documents”) as may be requested by the Purchaser, each duly executed by each party thereto and in form and substance reasonably satisfactory to the Purchaser;

(iv)	the Purchaser shall have received a copy of a waiver and consent (the “Senior Waiver”), duly executed by the Senior Lender and the Borrower, substantially in the form attached as Exhibit A hereto;

(v)	the Purchaser shall have received a copy of a waiver and consent (the “Malenick Waiver”), duly executed by the Investor and the Borrower, substantially in the form attached as Exhibit B hereto;

(vi)	on the Amendment Effective Date, no “Default” or “Event of Default”, under and as defined in the Senior Loan Agreement, shall exist; and

(vii)	the Company shall have paid all reasonable fees, costs and expenses of the Purchaser in connection with this Amendment and Consent, including, without limitation, the fees and expenses of Proskauer Rose, LLP, provided that invoices for the same have been promptly submitted following request thereof by the Borrower, and provided, further, that the Borrower shall have no obligation to pay fees and expenses of Proskauer Rose, LLP, incurred in connection with this Amendment and Consent, in excess of $30,000 in the aggregate (the “Fee Cap”).
     (b) If the Amendment Effective Date shall not have occurred by the close of business (New York time) on May 15, 2008 (or such later time as the Purchaser consents to in writing), the provisions of Section 2 and Section 3(a) of this Amendment and Consent shall be deemed rescinded, null and void.
     (c) Section 3(b) of this Amendment shall take effect on or after the Amendment Effective Date upon satisfaction (or waiver by the Purchaser) of the following conditions (the first date on which said conditions have been so satisfied (or so waived), the “Merger Consent Date”):
(i)	Reinert, the Borrower and the Purchaser shall have executed and delivered an assignment agreement, in form and substance satisfactory to the parties thereto, for the purchase and sale, at par (plus accrued interest), of economic interests pertaining to $1,500,000 in principal amount of the Notes, and the purchase and sale thereof shall have been consummated in accordance with the terms thereof;

(ii)	all conditions precedent to the Merger described in the Acquisition Agreement, shall have been satisfied in full, or waived by the Borrower, after receiving the consent of the Purchaser with respect to any waiver that is adverse to the Purchaser in any material respect, and consummation of such Merger shall be in compliance in all material respects with applicable law and otherwise in accordance with all material provisions of the Acquisition Agreement, as in effect on the date hereof; and

(iii)	the Company shall have paid all reasonable unpaid fees, costs and expenses of the Purchaser in connection with the foregoing, including without limitation, any fees and expenses of Proskauer Rose, LLP not in excess of the Fee Cap, provided that invoices for the same have been promptly submitted following request thereof by the Borrower.
(d) If the Merger Consent Date shall not have occurred by the close of business (New York time) on September 30, 2008 (or such later time as the Purchaser consents to in writing), the provisions of Section 2(a), (b), (c) and (d) and 3(b) of this Amendment and Consent shall be deemed rescinded, null and void.
     5. No Waiver. Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Agreement or any of the other Purchaser Document and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. Except as expressly stated herein, the Purchaser reserves all rights, privileges and remedies under the Purchaser Documents. Except as amended hereby, the Note Agreement remains unmodified and in full force and effect.
     6. Representations. In order to induce the Purchaser to execute this Amendment and Consent, the Borrower hereby represents, warrants and covenants to the Purchaser as of the date hereof, and as of the Amendment Effective Date and Merger Consent Date (which representations, warranties and covenants shall survive execution and delivery of this Amendment and Consent) as follows:
(i)	the outstanding principal amount of the Notes, together with other amounts payable under the Note Agreement, as of April 1, 2008, is $7,754,128.56;

(ii)	the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(iii)	the Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment and Consent;

(iv)	the execution, delivery and performance by the Borrower of this Amendment and Consent has been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any other Person;

(v)	this Amendment and Consent constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(vi)	no Default or Event of Default exists;

(vii)	no “Default” or “Event of Default”, under and as defined in the Senior Loan Agreement, exists; and

(viii)	to the knowledge of the Borrower, as of the Amendment Effective Date and as of the Merger Consent Date, as applicable, all material consents and approvals of any Governmental Authority and all material consents and approvals of any other Person necessary for the execution and delivery of the Acquisition Documents, and the consummation of the Merger, as the case may be, have been obtained.

     7. Counterparts. This Amendment and Consent may be executed by the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.
     8. Successors and Assigns. This Amendment and Consent shall be binding upon and inure to the benefit of the Borrower and its successors and permitted assigns and the Purchaser and its successors and permitted assigns.
     9. Further Assurance. The Borrower hereby agrees from time to time, as and when requested by the Purchaser, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Purchaser may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and Consent.
     10. GOVERNING LAW. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.
     11. Severability. Wherever possible, each provision of this Amendment and Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment and Consent shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment and Consent.
     12. Reaffirmation. The Borrower hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Purchaser Documents to which it is a party (after giving effect hereto). The Borrower hereby consents to this Amendment and Consent and acknowledges that each of the Purchaser Documents remains in full force and effect and is hereby ratified and reaffirmed.
     13. Acknowledgment of Rights; Release of Claims. The Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Purchaser of the liabilities, obligations and agreements of the Borrower under the Note Agreement or other Purchaser Documents on the date hereof; (b) to its knowledge, the Purchaser has fully performed all undertakings and obligations owed to it as of the date hereof; (c) except to the limited extent expressly set forth herein, this Amendment and Consent does not waive, diminish or limit any term or condition contained in the Note Agreement or any of the other Purchaser Documents; and (d) the Purchaser may enforce the payment of the liabilities and the performance of the obligations of the Borrower as set forth in the Purchaser Documents and as provided by applicable law. All rights and remedies available to the Purchaser either under the Purchaser Documents, at law or in equity, are preserved. In consideration of the Purchaser’s agreements contained in this Amendment and Consent, the Borrower hereby irrevocably releases and forever discharges the Purchaser (in such capacity) and its Affiliates, and each such Person’s respective directors, officers, employees, agents, attorneys and representatives (each, a “Released Person”)

of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever which the Borrower may now have or claim to have against any Released Person for or because of any matter or thing done, omitted or suffered to be done or omitted by any of the Released Persons prior to and including the date hereof and on account of or in any way concerning, arising out of or founded upon the Note Agreement or any other Purchaser Document, whether presently known or unknown and of every nature and extent whatsoever. The provisions of this Section 13 shall survive the termination of the Note Agreement and payment in full of the obligations thereunder.
     14. Negotiations. The Borrower stipulates and agrees that each of the Purchaser Documents and this Amendment and Consent are products of and result from arms-length negotiations between the parties and that neither the Purchaser nor any other party has exerted or attempted to exert improper or unlawful pressure in connection with the execution or delivery of this Amendment and Consent or any of the Purchaser Documents. Without in any way limiting the foregoing, each of the parties hereto stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of the Purchaser Documents and this Amendment and Consent, such party has, to the extent deemed necessary or advisable in its sole discretion, been advised and assisted by competent counsel of its own choosing, and that counsel has been present and actively participated in the negotiations surrounding the Purchaser Documents and this Amendment and Consent.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Note Purchase Agreement and Consent to be duly executed by their respective duly authorized officers as of the date first written above.

BORROWER:		PURCHASER:

MAX & ERMA’S RESTAURANTS, INC.		FRIEDBERGMILSTEIN PRIVATE CAPITAL FUND I

By:	/s/ William C. Niegsch, Jr.	By:	/s/ Lee Shaiman

	William C. Niegsch, Jr.	Its:	Authorized Signatory

Its:	Executive Vice President and Chief Financial Officer